EXHIBIT 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (“Agreement”), dated January 31, 2022, among [Investors] (each of [Investors] an “Investor”, and collectively the “Investors”), Double Ventures Holdings Limited (the “Sponsor”), and East Stone Acquisition Corporation, a British Virgin Islands business company (“East Stone”, the “Company” or “SPAC”).

RECITALS:

A. East Stone will hold a special meeting of its shareholders (“Business Combination Meeting”) to consider and act upon, among other things, a proposal (the “Acquisition Proposal”) to adopt and approve certain proposed transactions pursuant to that certain Business Combination Agreement, dated as of February 16, 2021, as amended as of June 25, 2021, as amended and restated as of September 13, 2021 as further amended and restated as of October 7, 2021 and November 12, 2021, and as may be further amended (the “Business Combination Agreement”), by and among East Stone, JHD Holdings (Cayman) Limited, a Cayman Islands exempted company (“JHD”), JHD Technologies Limited, a Cayman Islands exempted company (“Pubco”), Yellow River MergerCo Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (“Merger Sub”), Navy Sail International Limited, a British Virgin Islands business company, in the capacity as the Purchaser Representative thereunder, Yellow River (Cayman) Limited, a Cayman Islands exempted company, in the capacity as the Seller Representative thereunder and the sole holder of JHD’s outstanding capital shares (the “Primary Seller”), and each of the holders of JHD’s capital shares that become parties to the Business Combination Agreement after the date thereof (such transactions, the “Business Combination”).

B. The Sponsor and the Investors entered into that certain Share Transfer Agreement dated as of November 12, 2021, which, together with a Forward Purchase Agreement by and among the parties dated November 12, 2021 (the “FPA”), provided that each of the Investors would not redeem up to an aggregate of 974,658 ordinary shares (the “November 2021 Extension Shares”) issued in the SPAC’s initial public offering that they held in order to support (i) the special meeting of shareholders held on November 24, 2021 (“November 2021 Extension Meeting”) to approve, among other things, a proposal (the “November 2021 Extension Proposal”) to amend SPAC’s amended and restated memorandum and articles of association to extend the date by which East Stone has to consummate a business combination from November 24, 2021 to February 24, 2022 (the “November 2021 Extension”) and (ii) the consummation of the Business Combination by supporting the proposals put forward at the Business Combination Meeting.

C. In the event that the SPAC believes it will not be able to consummate the Business Combination on or prior to February 24, 2022, SPAC intends to hold a second special meeting of shareholders (the “February 2022 Extension Meeting”) to approve, among other things, a proposal (the “February 2022 Extension Proposal”) to amend SPAC’s amended and restated memorandum and articles of association to extend the date by which East Stone has to consummate a business combination (the “February 2022 Extension”) from February 24, 2022 to August 24, 2022.

D. The parties now desire to enter into a new agreement relating to the February 2022 Extension, pursuant to which the Investors have agreed not to seek redemption of [200,000] SPAC ordinary shares issued in the SPAC’s initial public offering (the “Public Shares”) upon the terms set forth therein.

IT IS AGREED:

1. Non-Redemption and Voting. The Investors hereby agree not to request redemption of [200,000] Public Shares (the “February 2022 Extension Shares”) at the February 2022 Extension Meeting and vote in favor of the February 2022 Extension Proposal.

2. Net Long. During the term of this Agreement, each Investor agrees to maintain a net long position of the Company’s securities. If, on the day that is three trading days prior to the Company’s February 2022 Extension Meeting, the Investors own fewer than [200,000] Public Shares, the Investors shall purchase Public Shares at trust value, either in the open market or from the Public Shares tendered for redemption, up to a number of Public Shares such that the Investors hold [200,000] Public Shares as of the time of the February 2022 Extension Meeting.

3. Insider Stock Transfers. In consideration of the agreements set forth in Sections 1 and 2 hereof:

(a) The Sponsor (or its designees) will transfer to the Investors an aggregate [60,000] of the Company’s ordinary shares (“Founder Shares”) beneficially owned by it (or its designees) on or before the February 2022 Extension Meeting (“February 2022 Extension Meeting Date”).

(b) If the Business Combination has not consummated by May 24, 2022, then for each monthly period from May 24, 2022 until August 24, 2022 that the Business Combination has not closed (each such monthly period, a “Month”), 0.1 Founder Shares per Public Share not redeemed by the Investors to be transferred by the Sponsor (or its designees), for an aggregate of up to 0.3 Founder Shares per share for the full three month period. Such payment(s) shall be made within five (5) business days following each of May 24, 2022, June 24, 2022, and July 24, 2022, to the extent that the Business Combination has not closed by such dates.

(c) Notwithstanding anything to the contrary herein, the number of Founder Shares transferred to the Investors pursuant to this Section 3 shall not be subject to earn-out, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination Agreement, (iii) or any other modification, without the Investor’s prior written consent. The Founder Shares shall be re-issued in the name of the Investors either in physical certificate form or electronically using Depository Trust Company’s DWAC (Deposit Withdrawal at Custodian) System, as directed by the Investors. The Sponsor hereby assigns to the Investors (x) its registration rights pursuant to that certain Registration Rights Agreement, dated as of February 19, 2020, with respect to the Founder Shares being transferred to the Investors hereunder, and (y) its rights and obligations pursuant to that certain Letter Agreement, dated as of February 19, 2020, with respect to certain restrictions and voting obligations relating to the Founder Shares being transferred to the Investors hereof (the “Insider Letter”). Each Investor will be subject to the terms of the Insider Letter (and related definitional, enforcement and general provisions), as if it were an original undersigned party thereto.

4. Representations of the Investors. The Investors hereby represent and warrant to the Sponsor that:

(a) The Investors, in making the decision to receive the Founder Shares from the Sponsor, have not relied upon any oral or written representations or assurances from the Sponsor or any of SPAC’s officers, directors, partners or employees or any other representatives or agents.

(b) This Agreement has been validly authorized, duly executed and delivered by the Investors and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Investors do not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Investors are a party which would prevent the Investors from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Investors are subject.

(c) The Investors acknowledge that they have had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Investor’s own legal counsel and investment and tax advisors.

(d) Each Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

(e) The Investors are record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and have good title to, all of the Public Shares held as of the date hereof, and there exist no liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act)) affecting any such securities. Except for the November 2021 Extension Shares or February 2022 Extension Shares, any public rights, and any public warrants held by Stockholder, as of the date of this Agreement, the Investors are not record holders of any (i) equity securities of SPAC, (ii) securities of SPAC having the right to vote on any matters on which the stockholders of SPAC may vote or which are convertible into or exchangeable for, at any time, equity securities of SPAC, or (iii) options or other rights to acquire from SPAC any equity securities or securities convertible into or exchangeable for equity securities of SPAC.

(f) There are no actions pending against the Investors or, to the Investors’ knowledge, threatened against the Investors, before (or, in the case of threatened actions, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Investors of their obligations under this Agreement.

5. Sponsor Representations. The Sponsor hereby represents and warrants to the Investors that:

(a) This Agreement has been validly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the other party hereto, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by the Sponsor does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which the Sponsor is a party which would prevent the Sponsor from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which the Sponsor is subject.

(b) The Sponsor (or its designees) is the beneficial owner of the Founder Shares and will transfer them to the Investors immediately prior to the applicable share transfer date free and clear of any liens, claims, security interests, options charges or any other encumbrance whatsoever, except for restrictions imposed by federal and state securities laws and the terms set forth in the Insider Letter.

(c) Neither the Sponsor not the Company have disclosed to the Investors material non-public information with respect to the Company or the Business Combination, other than any such information that shall be publicly disclosed by the Sponsor either by the issuance of a press release or the filing with the U.S. Securities and Exchange Commission a Current Report on Form 8-K, in each case, by 9:00 a.m., Eastern Time on the first Business Day immediately following the date that the Sponsor and Investors enter into this Agreement. Such public disclosure shall disclose the name of the Investors as having entered into the Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Sponsor of this Agreement and the consummation by the Sponsor of this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on the Sponsor or its ability to consummate the Business Combination.

(e) There are no actions pending against the Sponsor or the Company, to the Sponsor’s or the Company’s knowledge, threatened against the Sponsor or the Company, before (or, in the case of threatened actions, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Investors of their obligations under this Agreement.

6. Disclosure; Exchange Act Filings. Promptly after execution of this Agreement, the Company will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) reporting the execution of this Agreement. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate.

7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may be amended or modified only by written instrument signed by all parties. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, including the conflicts of law provisions and interpretations thereof.

9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

10. Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect (i) if the Business Combination is not consummated by August 24, 2022 or (iii) if East Stone does not reach substantially similar non-redemption or forward purchase agreements with other investors committing an aggregate of [600,000] ordinary shares. For the avoidance of doubt, if the Business Combination is not consummated by August 24, 2022 the Investors shall not be required to forfeit or transfer any Founder Shares already transferred to it pursuant to Section 3 herein.

11. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

13. Most Favored Nation. In the event the Sponsor enters into separate agreements with other investors in respect of the purchase of Public Shares, before or after the execution of this Agreement, and subsequent non-redemption agreement, the Sponsor represents that the material terms of such other agreements are no more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investors. In the event that another investor is afforded any such more favorable terms than the Investors, the Sponsor shall promptly so inform the Investors of such more favorable terms, and the Investors shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same. For the avoidance of doubt, if the Sponsor transfers or sells Founder Shares to another investor and that investor also executes a non-redemption agreement or forward share purchase agreement substantially similar to this Agreement, the Investors shall be notified of such agreement and have the right to amend the terms of this Agreement to match the more favorable terms and/or the Investors shall have the right elect to have such terms included herein

14. Indemnification. The Sponsor and the Company (referred to as the “Indemnitors”) shall both agree to indemnify the Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, incurred as a result of any claim, suit or proceeding, whether civil, criminal, administrative or arbitrative brought against the Sponsor or Company that makes any Investor a party, or brought against the Investors in relation to this Agreement.

15. Notification. The Sponsor and/or Company shall promptly notify the Investors of the occurrence of any event that would make any of the representations and warranties of the Sponsor and/or Company untrue or incorrect at any time between the date of this Agreement and the consummation of the Business Combination.

16. SEC Filings. None of the Company’s reports and other filings with the U.S. Securities and Exchange Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

17. Trust Fund Waiver. Each Investor acknowledges that East Stone has established a trust account (“Trust Account”) for the benefit of East Stone’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances as described in the SEC Reports. Each Investor further acknowledges and agrees that East Stone’s sole assets consist of the cash proceeds of East Stone’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders. Each Investor (on behalf of itself and its affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account and any funds contained therein for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever; provided, however, that nothing herein shall serve to limit or prohibit the Investors’ right to pursue a claim against the Company for (i) legal relief against monies or other assets held outside the Trust Account or (ii) specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement so long as such claim would not affect East Stone’s ability to fulfill its obligation to effectuate redemption of Public Shares as described in the SEC Reports.  Notwithstanding the foregoing, and subject to the restrictions set forth in the FPA, nothing in this Section 17 shall be deemed to limit any Investor’s right, title, interest or claim to any monies in connection with distributions from the Trust Account with respect to any Public Shares then held by such Investor pursuant to (i) any liquidation rights in the event that East Stone ceases all operations and dissolves the Company prior to closing a Business Combination, or (ii) to a validly exercised redemption right with respect to distributions from the Trust in connection with the Business Combination Meeting.

18. Inconsistent Agreements. Investors hereby covenant and agree that, except for this Agreement and any other forward share purchase agreement that the Investor may enter into with the SPAC, each (a) shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Public Shares and (b) shall not grant at any time while this Agreement remains in effect a proxy, consent or power of attorney with respect to the Public Shares.

19. Covenants of Investors. The Investors hereby: (a) agree to promptly notify the Company and Pubco to comply with relevant SEC disclosure requirements or to confirm the fulfillment of the Investors' obligations pursuant to Section 2 herein, upon the reasonable request of the Company or Pubco, of the number of any new securities acquired by the Investors after the date hereof until the closing of the Business Combination (any such new securities being subject to the terms of this Agreement as “February 2022 Extension Shares” as though owned by the Investors on the date hereof); provided that any such requests shall only be made from time to time as may be reasonably needed to effect the Extension or the Business Combination, as the case may be; (b) agrees to permit Pubco and the Company to publish and disclose each Investor's identity, ownership of the February 2022 Extension Shares and the nature of each Investor's commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by Pubco or the Company, a copy of this Agreement, in (i) the Registration Statement/Proxy Statement, (ii) any Form 8-K or 6-K filed by the Company or Pubco with the SEC in connection with the execution and delivery of the Business Combination Agreement and the Registration Statement/Proxy Statement, and (iii) any other documents or communications provided by Pubco or the Company to any governmental authority or to security holders of Pubco, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPONSOR:

By:
Name:
Title:

COMPANY:

By:
Name:
Title:

[INVESTOR]:

By:
Name:
Title:

[Signature Page to East Stone Share Transfer Agreement]

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